Exhibit 10.4

AMENDMENT NO. 3 TO PURCHASE AGREEMENT

          THIS AMENDMENT NO. 3 TO PURCHASE AGREEMENT (the “Amendment”) is made as of the 31st day of December, 2005, by and between Circle Pines Mainstreet II, LLC, a Minnesota limited liability company (“Seller”), and Northern Technologies International Corporation, a Minnesota corporation (“Buyer”).

RECITALS:

          WHEREAS, Buyer and Seller entered into a certain Purchase Agreement with an Effective Date of June 24, 2005, as amended by Amendment No. 1 to Purchase Agreement dated August 21, 2005, as further amended by Amendment No. 2 to Purchase Agreement dated September 21, 2005 (the “Original Purchase Agreement”) providing for the purchase and sale of certain property located at 22 Village Parkway, Circle Pines, Minnesota (the “Property”);

          WHEREAS, the parties wish to amend the Purchase Price and acknowledge Seller’s survey and title obligations.

          NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

          •     Interpretation.  The Original Purchase Agreement is hereby modified and supplemented.  Wherever there exists a conflict between this Amendment and the Original Purchase Agreement, the provisions of this Amendment shall control.  Except as otherwise indicated, capitalized terms used herein shall be defined in the manner set forth in the Original Purchase Agreement.  Except as modified and supplemented herein, the Original Purchase Agreement is in full force and effect.  From and after the date hereof, the term “Purchase Agreement” shall mean the Original Purchase Agreement as amended hereby.

          •     Purchase Price.  The total Purchase Price is reduced from $1,500,000 to $1,475,000.

          •     Title Issues Contingency.  Seller will address the following issues at (collectively “Remaining Title Issues”):  (A) direct the surveyor to revise the survey to show how (or whether) the following affects the Property: (i) the easement for County Ditch Number 53, as referenced on the Certificate of Title for the Property and (ii) sanitary sewer and storm sewer easements set forth in Document No. 407168 and (B) direct the surveyor to locate the sanitary sewer line servicing the building, as the same may extend from the Property.  If Buyer is not satisfied with issues concerning the Remaining Title Issues or the sanitary sewer line for any reason, then Buyer may terminate the Purchase Agreement on or before January 15, 2006 by sending written notice to Seller, and upon such termination, Buyer shall receive a refund of all Earnest Money, together with interest thereon if any.

          •     Seller’s Title and Survey Obligations.  The Seller acknowledges that it shall perform, or cause to be performed, the following prior to the Closing Date:

•	Revised Survey. Seller shall deliver to Buyer a revised ALTA survey including the existing and new platted legal descriptions for the Property.

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Plat and Access Easement.  Buyer has approved the final plat, which shall be recorded by Seller prior to Closing.  Pursuant to paragraph 4(f) of the Original Purchase Agreement, prior to Closing, Seller shall obtain Buyer’s approval of the Access Easement, which approval shall not be unreasonably withheld.

•	Release of Mortgage. Seller shall deliver a release or termination of the financing statement recorded against the Property by Commerce Bank.

          •     Offer and Acceptance by Facsimile Transmission.  This Amendment may be executed using counterpart signature pages executed separately which, when assembled together, shall constitute a single, integrated agreement.  The parties agree that a facsimile transmission of a counterpart signature page to this Amendment executed by the transmitting party shall have the same force and effect as delivery of an originally signed counterpart signature page of this Amendment and shall be binding upon the transmitting party.  For the purposes of this paragraph, a transmittal by facsimile to Seller shall be to the following facsimile number:  612-371-3207 (Attention: Laura L. Krenz), and to Buyer at (612) 607-7100 (Attention: Carol A. Eiden).

SELLER:

Circle Pines Mainstreet II, LLC

By:	/s/ William H. Beard

Its:	President

BUYER:

Northern Technologies International Corporation

By:	/s/ Matthew C. Wolsfeld

Its:	Chief Financial Officer

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